SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2009

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Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
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1-5324	NORTHEAST UTILITIES	04-2147929
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(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY	06-0303850
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(a Connecticut corporation)
107 Selden Street
Berlin, Connecticut 06037-1616
Telephone: (860) 665-5000

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 7   -

Regulation FD

Item 7.01

Regulation FD Disclosure

On December 9, 2009, The Connecticut Light and Power Company (“CL&P”), a subsidiary of Northeast Utilities (“NU”), filed a Letter of Intent with the Connecticut Department of Public Utility Control indicating that it intends to file an application on or about January 8, 2010, to increase its distribution rates, to be phased in over a 2-year period beginning July 1, 2010.  The increase will be offset by a reduction of CL&P’s Competitive Transition Assessment charge, which is charged to customers separately from the distribution rate, resulting from the repayment of its rate reduction bonds at the end of 2010.  Thus, customers will see no overall impact on their bills as a result of this 2-year rate proposal.

A copy of CL&P’s Letter of Intent is available at the following link:

http://www.dpuc.state.ct.us/DOCKCURR.NSF/ea24682eb03f7cfa8525746c00624b1a/0244d3d2c5ea79f585257687006e2490?OpenDocument&scrollTop=0

The information contained in this Item 7.01 shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed by NU or CL&P under the Securities Act of 1933, as amended, unless specified otherwise.

For further information, reference is made to NU’s and CL&P’s Quarterly Report on Form 10-Q for the period ended September 30, 2009 at “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition and Business Analysis – Regulatory Developments and Rate Matters.”

 [SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their respective behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY (Registrants)

By: /s/ Gregory B. Butler
Name: Gregory B. Butler
Title: Senior Vice President and General Counsel

Date:  December 9, 2009